UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 29, 2020

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Uber Technologies, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Market Street, 4th Floor

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2020, the Compensation Committee of the Board of Directors of Uber Technologies, Inc. (the “Company”) approved an amended employment agreement with Jill Hazelbaker, the Company’s Senior Vice President, Marketing and Public Affairs. The employment agreement provides for, effective August 1, 2020, an annual base salary of $800,000 and a target cash bonus equal to $800,000. The actual amount of any bonus will be subject to the terms and conditions of the Company’s Executive Bonus Plan. Ms. Hazelbaker will be eligible to receive severance benefits pursuant to the Company’s Executive Severance Plan, in accordance with the terms and conditions of such plan, and she will be eligible to receive an annual equity refresh grant in accordance with the terms and conditions of the Company’s 2019 Equity Incentive Plan, based on her individual performance and the performance of the Company. In addition, the Compensation Committee approved a one-time grant of 224,148 restricted stock units for Ms. Hazelbaker, which will vest over a four-year period, subject to Ms. Hazelbaker’s continued employment with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: July 31, 2020	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer